UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 14, 2013

TELANETIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51995	77-0622733
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11201 SE 8th Street, Suite 200
Bellevue, Washington 98004
(Address of principal executive offices) (Zip code)

(206) 621-3500
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD

As disclosed in a Form 8-K filed with the Securities and Exchange Commission on January 22, 2013, Telanetix, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) on January 18, 2013 with Intermedia Holdings, Inc., a Delaware corporation (“Parent”) and Sierra Merger Sub Co., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which the Company would be acquired by Parent through a merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”).

The Merger Agreement provides that if by August 16, 2013, the condition to Parent’s obligation to close the Merger relating to the receipt of regulatory approvals and assurances has not been satisfied and Parent has obtained  extensions of its financing commitments to October 15, 2013 , then the “Company Outside Date” (as defined in the Merger Agreement) would be extended to October 15, 2013.  As of the date hereof, the condition relating to the receipt of regulatory approvals and assurances has not been satisfied, and Parent has obtained financing recommitments in accordance with the terms of the Merger Agreement.  Accordingly, the Company Outside Date  is October 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELANETIX, INC.

Date: August 16, 2013                                                                             By:      /s/ Paul Bogonis
Name: Paul Bogonis
Title:   Chief Financial Officer